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Exhibit 5.1

12531 HIGH BLUFF DRIVE SUITE 100 SAN DIEGO, CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.

NORTHERN VIRGINIA, DENVER,
SACRAMENTO, WALNUT CREEK

TOKYO, LONDON, BEIJING,
SHANGHAI, HONG KONG,
SINGAPORE, BRUSSELS

November 24, 2008

Kratos Defense & Security Solutions, Inc.
Bridge Pointe Corporate Centre
4810 Eastgate Mall
San Diego, California 92121

Re:
Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as counsel to Kratos Defense & Security Solutions, Inc., a Delaware corporation (the "Company") in connection with a merger transaction in which the Company will offer shares of its common stock to the current stockholders of Digital Fusion, Inc., a Delaware corporation ("Digital Fusion"). In such capacity, we have examined the above-referenced Registration Statement on Form S-4 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 32,900,534 shares of the Company's common stock, par value $0.001 per share (the "Shares"). The Shares are to be issued pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 21, 2008, by and among the Company, Digital Fusion and Dakota Merger Sub, Inc., a Delaware corporation.

        As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance of the Shares.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the board of directors of the Company, will be legally issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the proxy statement/prospectus constituting a part thereof and any amendments thereto.

Very truly yours,

/s/ Morrison & Foerster LLP

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  Exhibit 5.1